UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2008

WPT Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 323-330-9900

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2008, the Board of Directors of WPT Enterprises, Inc. (the “Company”) approved an amendment to the definition of a change in control in the Company’s 2004 Stock Incentive Plan (the “2004 Plan”).  The new definition of a change in control 1) increases the threshold of a change in control of the beneficial ownership of outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote in the election of directors from 33% to more than 50%, 2) deletes the exclusion of shares held by Lakes Entertainment, Inc. or any entity owned 80% or more by Lakes Entertainment, Inc. from the definition of a change in control, 3) adds shares held by Lyle Berman, Bradley Berman, Bradley Berman Irrevocable Trust, Julie Berman Irrevocable Trust, Jessie Lynn Berman Irrevocable Trust, Amy Berman Irrevocable Trust or Steven Lipscomb, or any combination of such persons or any group that includes any of such persons, as an exclusion from the definition of a change in control, and 4) updates the date to November 25, 2008 from May 31, 2006 for determining if changes in the composition of the Board of Directors are a change in control.  The 2004 Plan amendment is included under Item 9.01 Financial Statements and Exhibits and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment to 2004 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

December 8, 2008	By:	/s/ Thomas Flahie

Name: Thomas Flahie
Title: Interim Chief Financial Officer